MAKING

                                                            THE RIGHT

                                                              CHOICES

                                                         Prudential's
                                                               Ethics
                                                               Policy

                                [PRUDENTIAL LOGO]          Prudential

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TO ALL PRUDENTIAL ASSOCIATES

In today's fast-paced and high-pressure business environment, our commitment to maintaining our customers' confidence and esteem is crucial. Without it, we will not prosper.

  In all of our businesses, our aim is to build lasting relationships with our customers and to prove that we are worthy of their trust in our ability to help them achieve financial security. To meet this goal, we must remain ethical in all aspects of our business relationships -- both internal and external.

  We all know the pressures in business can be enormous, and some may be tempted to cut corners in order to improve results. But it has been proven that no company can successfully compete in the long term without very high ethical standards and strong compliance processes.

  In an organization as vast as Prudential, managing risks and ensuring control are constant challenges. In some situations, the right thing to do may not always be clear. That's one reason we have an Enterprise Ethics Office where associates can seek guidance on ethical issues. The Enterprise Ethics Office, through the HotLine and other channels, also provides a confidential avenue for reporting possible violations of our standards and values.

  This statement reviews the Ethics Policy of Prudential and includes examples of different types of situations that might create ethical dilemmas or conflicts of interest. People who do not abide by this Policy do not belong in our organization. We are committed to integrity.

  Please note that this Ethics Policy applies to all associates of Prudential not only in dealing with customers and the general public, but also in our dealings with each other as Prudential associates. I encourage individual business groups to adopt more detailed guidelines, consistent with this Ethics Policy if necessary, to meet the particular needs of their operations.

  Working together, we will enhance Prudential's proud reputation for being a company that people trust, respect and admire. As we seek to become the preferred supplier for financial services in all of our markets, our good name is one of our most important competitive strengths. All of us have the opportunity and responsibility to protect and improve our image by acting with integrity every day.


                                            /s/ ART RYAN

                                            Chairman and Chief Executive Officer


                                                   Prudential's Ethics Policy  1

TABLE OF CONTENTS -- PRUDENTIAL'S ETHICS POLICY
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PRUDENTIAL CODE OF CONDUCT ................................................    4
     Your Role ............................................................    4
     The Company and You ..................................................    4
     Compliance ...........................................................    5
GUIDELINES -- ETHICAL DILEMMAS AND/OR CONFLICTS OF INTEREST ...............    6
     Confidentiality ......................................................    6
     Inside Information ...................................................    7
     Prudential Insider Trading Rules .....................................    7
     Communications .......................................................    8
     Involvement in Outside Business ......................................    8
     Financial Transactions ...............................................    9
     Fair Competition .....................................................   11
     Relationships with Suppliers .........................................   11
     Family Member Business with Prudential ...............................   12
     Gifts/Entertainment ..................................................   12
     Political Contributions ..............................................   13
     Laws and Regulations .................................................   13
MAKING THE RIGHT CHOICES ..................................................   14
GLOSSARY ..................................................................   15
PROCEDURES FOR APPROVAL ...................................................   16
CONTACTS FOR GUIDANCE .....................................................   17
SAMPLE ETHICAL PRACTICES/CONFLICTS OF INTEREST QUESTIONNAIRE ..............   19
SAMPLE DISCLOSURE FORMS ...................................................   21
     For Below Management Ranks ...........................................   21
     For Associate Manager through Director Ranks (or equivalent ranks) ...   23
     For Functional VP through Corporate VP Ranks (or equivalent ranks) ...   25
     For Senior Vice President Rank and Above (or equivalent ranks) .......   27


                                                    Prudential's Ethics Policy 3

PRUDENTIAL CODE OF CONDUCT
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YOUR ROLE

Prudential operates through its associates who perform a variety of important business, economic, and social functions. All associates have an obligation to conduct business in a manner that maintains the trust and respect of our fellow Prudential associates, our customers, business colleagues, and the general public.

  Ethical conduct is the responsibility of all associates who work for, or act on behalf of, Prudential. It is your responsibility to ensure that:

o We will conduct every aspect of our business (internally and externally) in a fair, lawful, and ethical manner --maintaining the trust and respect of our fellow associates, as well as our customers, business colleagues, and the general public.

o We will offer our customers only those products and services that are appropriate to their needs and provide fair value, and are in compliance with applicable laws and regulations.

o We will create an environment where all associates will conduct themselves with integrity, honesty, and fairness in the performance of their duties. No single business group's bottom line is more important than preserving the name and goodwill of Prudential. We are One Prudential.

  Prudential expects associates to be honest and forthright, and to use good judgment at all times. Because ethics is not a science, there are gray areas that may not be covered by laws and regulations. You are expected to seek counsel for help in making the right decision. Your business group management, Human Resources Department, Law Department, or the Enterprise Ethics Office can provide you with guidance at any time.

  Prudential's continued success depends on each one of us meeting our obligation to perform in an ethical manner. You are encouraged to bring any knowledge of possible or actual unethical conduct to our attention. We will protect your confidentiality to the utmost of our ability and assure that there will be no adverse consequences as a result of your reporting any unethical or questionable behavior. However, in accordance with our "Whistleblower Protection" policy, associates who knowingly report false or misleading information with the intent to defame or injure any person or entity could be subject to discipline for doing so.

  Your success at Prudential will depend on your meeting high ethical standards. Prudential expects all associates to comply with the law both when acting on behalf of Prudential and in their personal conduct.

Actions that are directly prohibited by this Ethics Policy should not be taken indirectly. For example, activities engaged in by a family member who lives in your household could involve a conflict, or the appearance of conflict, which is in violation of this Ethics Policy.

  Failure to adhere to the standards of this Policy may lead to serious disciplinary action, up to and including termination.

THE COMPANY AND YOU

Prudential is committed to fostering an environment that encourages all individuals to contribute and grow to their fullest potential. It is of utmost importance that we show respect for each other and our customers and treat everyone fairly.

As an employer, the Company is committed to provide:

o Equal Opportunity without regard to race, religion, color, national origin, age, gender, sexual orientation, disability unrelated to job performance, or on any other basis that is protected under applicable local law.

o A climate of mutual respect and trust, free of any discrimination or harassment of any kind.

o Advancement based solely on merit.

As an associate, you should:

o Take responsibility for your own personal growth and development.

o Participate in Company-sponsored programs and those provided by outside approved sources to enhance your value as a Prudential associate.

o Exhibit professionalism and good ethical conduct at all times.

o Promote and protect the good name and reputation of Prudential.

  We recognize and respect the privacy and confidentiality of our employment records. Your personnel records, as well as your medical file, are treated with the same confidentiality given to policyowner and customer records. We collect, use, and disclose associate information only on a business need-to-know basis or as required by law. This Policy also extends to our former associates.

  While this Policy covers some issues, it is not meant to be an all inclusive guideline. Prudential associates are expected to consult other appropriate Company approved manuals for guidance to ensure all rules are met (eg. Policies and Principles Manual,

4 Prudential's Ethics Policy

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Expense Manual, any Compliance Manuals, which are available online through Lotus Notes).

COMPLIANCE

Each year, all associates at the ranks of Functional Vice President and above (and their equivalent ranks), plus certain other associates in areas that are considered particularly sensitive, such as investment and purchasing, will be required to complete an Ethical Practices/Conflicts of Interest Questionnaire. This questionnaire asks associates to disclose any outside interests and potential conflicts with their position at Prudential.

  In addition, any associates being hired, promoted, or transferred into any of these levels and positions must also file an Ethical Practices/Conflicts of Interest Questionnaire when any of these events take effect.

  Completion and signature on the Ethical Practices/Conflicts of Interest Questionnaire will also serve as certification and proof that associates have read this Policy. As an associate, you are responsible for providing accurate information on this questionnaire. Whenever possible, you should also seek guidance in advance to ensure necessary written approvals are obtained relative to any potential conflict situation. Specific steps for obtaining approvals are covered in the back of this Policy.

  All associates are strongly encouraged to become familiar with the guidelines set forth in this Policy and consult with their Business Group's Ethics Officer or the Enterprise Ethics Office to ensure they understand their responsibilities and are in compliance with the requirements set forth herein.

  This process serves to remind us of the Company's concern with ethical issues and its desire to avoid conflicts of interest or their appearance. It should also prompt us to examine our personal circumstances in light of the Company's philosophy and policies regarding ethics.


                                                    Prudential's Ethics Policy 5

GUIDELINES - ETHICAL DILEMMAS AND/OR CONFLICTS OF INTEREST
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All Prudential associates must prevent their personal interest from conflicting or appearing to conflict with the ethical principles and practices of Prudential in their activities with customers, the public, or other associates.

  Associates must conduct business in a manner that earns the respect of our clients, our business colleagues, the general public, as well as other Prudential associates. This Policy addresses specific issues that associates should be aware of while employed with Prudential. A conflict of interest is defined as a personal interest outside of the Company that could conflict with one's obligations to Prudential, its policyholders and/or its customers. A conflict of interest may exist even when no wrong is done; the opportunity to act improperly may be enough to create the appearance of a conflict. Associates may not engage in personal activities that would give the appearance of influencing their decision making with respect to Prudential's business.

  This Policy reflects compliance with several statutes, including ERISA, the Federal Sentencing Guidelines, and the Investment Company Act. The Policy is also mandated by Prudential's standards of business ethics, human resources policies, and common practice throughout the financial services industry.

  Also, as part of our commitment to doing business the right way, we have embraced the principles of ethical conduct adopted by the Insurance Marketplace Standards Association (IMSA) and have incorporated those principles into our operations to ensure our customers and colleagues will all be treated fairly, honestly, and competently.

CONFIDENTIALITY

Many business relationships require the exchange of confidential information. Associates have a responsibility to restrict the use of that information during the course of business. They should not use that information for purposes other than those expected or approved by the discloser. Associates have further responsibility to safeguard confidential information so that access is restricted to those who have a need to know.

  In the course of our business, associates and certain outside (third) parties may have access to financial, health, and other personal information about customers and other employees. This information may be contained in documents, electronic systems or shared verbally. All associates have an obligation to keep this information confidential and respect the privacy rights of our clients and associates. This is critically important to maintaining our credibility and the trust of our customers, the public, and our associates. Any questions regarding disclosure of the above information should be discussed with management.

  Unauthorized or improper disclosure could be harmful and might result in liability for the Company. More importantly, success in our business depends on our customers' and associates' trust that we will properly use information confided in us.

  In the conduct of Company business, you must:

o Request and use only information that is related to our business needs. Such information should be revealed and discussed only within the scope of your job.

o Restrict access to records to persons with proper authorization and legitimate business needs.

o Include only relevant and accurate data in files that are used as a basis for taking action or making business or personnel decisions.

If you are uncertain whether information should be disclosed, check with your management.

  [CLIPART]

  ETHICAL DILEMMA: I work for a health maintenance organization (HMO) owned by Prudential. One of Prudential's insurance representatives asked me for the names and addresses of persons enrolled in the HMO. The representative would like to use these names to prospect for new clients. I want to be helpful but don't know whether I am permitted to provide this information.

  ANSWER: You should not honor such a request. It is improper to disclose, without their consent, the names of individuals who are obtaining health care from us under an arrangement made through their employer. Our customer's privacy rights require that we keep such information confidential.


6  Prudential's Ethics Policy

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  [CLIPART]


  ETHICAL DILEMMA: I'm a secretary in a human resources area. My principal is out of town and I've just taken a call from another company doing a reference check on one of our former associates. The person the caller was inquiring about worked in my area, and I knew him/her very well. Since I have access to all personnel files as part of my job, I know where to go for the information needed. I want to be helpful especially since my principal is out on business and the caller needs the information as soon as possible. Can I give the caller information?

  ANSWER: Absolutely not. You should be knowledgeable of Prudential's rules governing what can and cannot be disclosed for a reference check. Your principal has ownership of the personnel files and as such they are the principal's responsibility. You do not have the authority to examine or divulge the contents of these records unless you have specific instruction to do so from your principal.


INSIDE INFORMATION

Prudential aspires to attain the highest standard of business ethics. Accordingly, Prudential has developed the following policies to ensure the proper use of proprietary and/or confidential information and to comply with federal and state laws.

  In the course of your work at Prudential, you may receive or have access to material, nonpublic information. Company policy, industry practice, and federal and state laws establish strict guidelines for the use of material, nonpublic information. To ensure that Prudential associates adhere to the best practices in the industry, Prudential has adopted the following policies:

o You may not use confidential or proprietary information obtained in the course of your employment for your personal gain or share such information with others for their personal benefit;

o You must treat as confidential all information not generally made public concerning Prudential's investment activity or plans, or the financial condition and business activity of any enterprise with which Prudential is doing business; and

o If you possess confidential or proprietary information, you must preserve its confidentiality and disclose it only to other associates who have a legitimate business need for the information.

  [CLIPART]

  ETHICAL DILEMMA: I played a role in an innovative financial transaction. Its success depended on a complex series of computer simulations that my business group designed and conducted. A former colleague, now employed by a competitor, calls to ask how Prudential was able to structure the deal on a profitable basis.

  ANSWER: This information is proprietary and disclosure is in direct violation of your responsibility to keep this information strictly confidential.

PRUDENTIAL INSIDER TRADING RULES

Under federal securities law, in most circumstances, it is illegal to buy or sell a security while in possession of material, nonpublic information relating to the security. It is also illegal to "tip" others about inside information. In other words, you may not pass material, nonpublic information about an issuer on to others or recommend that they trade the issuer's securities.

  Set forth below are three rules concerning insider trading. Failure to comply with these rules could result in violations of the federal securities laws and subject you to severe penalties under these laws. Violations of these rules also may result in discipline by Prudential up to and including termination of employment.

o If you have material, nonpublic information relating to any security, you may not buy or sell that security for yourself, members of your family, Prudential or any other person. In addition, you may not recommend to others that they buy or sell that security.

o If you are aware that Prudential is considering or actually trading any security for any account it manages, you must regard that as material, nonpublic information, Accordingly, you may not make any trade or recommendation involving that security until seven calendar days after you know that such trading is no longer being considered, or until seven calendar days after Prudential ceases trading in that security.

  Note: Prudential Securities and associates in other subsidiaries should refer to the specific guidelines for their business group on Personal Trading.

o You may not communicate material, nonpublic information to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential.


                                                    Prudential's Ethics Policy 7

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EXAMPLES OF INFORMATION THAT MAY BE MATERIAL.

o Information about a company's earnings or dividends, or a merger, acquisition, tender offer, joint venture or similar transaction involving the company.

o Information about a company's physical assets or financial status (e.g., an oil discovery, an environmental problem or any plans or other developments concerning financial restructuring or the issuance or redemption of, or any payments on, any securities),

o Information that Prudential or a subsidiary is going to enter into a transaction with a company, such as entering a contract to make a large purchase of supplies or services from a particular company.

o Information that Prudential or a subsidiary is considering whether to buy or sell a security of a company or is going to make a trade or has just made a trade of that security. This is true regardless of whether Prudential is trading for the general account, an institutional client, or a brokerage client.

COMMUNICATIONS

All communications placed by Prudential or its subsidiaries, whether internal or external, should be accurate and forthright. These communications include, but are not limited to, television, radio broadcasts, advertising, marketing, sales illustrations, or general internal reports and memoranda.

  Prudential's policy is to provide accurate information when promoting our products and services, as well as in our responses to inquiries from the media, regulators, clients and associates.

  Associates are not permitted to create, publish or circulate, either externally or internally, any oral or written statement that is false, derogatory to, or maliciously critical of a competitor, or that is intended to defame or injure any person or entity engaged in a competitive business.

  Each associate is responsible to comply with corporate and/or marketing guidelines, regulatory policies and rules governing communications with the public, and should be sure such communications are accurate.

  [CLIPART]

  ETHICAL DILEMMA: I am a Prudential Insurance Representative and recently spotted in a supermarket pamphlet an ad placed by another Insurance Representative that appeals to me, The wording is catchy, the sales illustrations are clear, and the Prudential logo is novel in its presentation, I'm thinking of doing something similar to this. Can I?

  ANSWER: NO! There are specific Prudential regulations governing all sales materials (including advertisements), Even the Prudential logo has to be shown according to specific guidelines. You should contact your Marketing and Compliance areas to have all items reviewed and approved in advance, Even if the ad you are referring to has been placed by another Prudential Insurance Representative, do not make the mistake of thinking "if he did it, it must be okay," You could be subject to disciplinary action by not following compliance and/or marketing guidelines.

INVOLVEMENT IN OUTSIDE BUSINESS

A management associate may not serve as an outside director, officer, employee, partner, or trustee nor hold any other position in an outside business enterprise without prior written approval from the Company.

All associates are expected to devote full time to their Company duties. Involvement in an outside business activity is unacceptable when it interferes with one's ability to perform the duties of his/her job.

EXCEPTIONS:

o An associate does not need prior approval if all of the following apply:


  The outside business enterprise is principally owned by other members of the associate's immediate family; and the outside business enterprise is not doing business with, or in competition with Prudential; and the outside business enterprise will not interfere with the associate's duties at Prudential.


o Associates below associate manager rank do not need prior approval to accept outside employment, if permitted under applicable administrative policies or agreements relating to their employment.


  Under no circumstances, however, may an associate conduct external business on Company time. This includes, but is not limited to, circulating catalogs, soliciting sales, or otherwise promoting the external business.



8  Prudential's Ethics Policy

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  [CLIPART]

  ETHICAL DILEMMA: My spouse runs a flower shop that was financed with a loan from his parents. The flower shop does occasional business with a Prudential business group that I do not work in. If, in my spare time, I help handle the shop's accounting requirements and tax returns, is approval required?

  ANSWER: Yes, you should disclose in writing your involvement with the flower shop and seek appropriate approval.

An associate may not conduct outside business in competition with Prudential.

  [CLIPART]

  ETHICAL DILEMMA: I am an associate of Prudential and I work in the Comptrollers Department. May I accept a position with another company selling life insurance on nights and weekends?

  ANSWER: No. Selling life insurance for a competitor would be considered a conflict of interest, even if the associate did so during his/her own time.

FINANCIAL TRANSACTIONS

An associate may not act on behalf of Prudential in any transaction in which he/she has a personal interest.

  If associates find themselves in this situation, they should immediately disclose their personal interest to their supervisor.

  Exception: This rule does not apply to a personal interest resulting from participation in an incentive compensation plan that has been approved by an associate's business group, or any plan that provides for direct participation in specific transactions by Prudential's Board of Directors.

  [CLIPART]

  ETHICAL DILEMMA: I work in Prudential Capital Group and my division lends money to companies. I was just named to the team that will be reviewing five possible companies to which we may lend money, and I personally hold an equity position in one of the companies. Should I disclose this as a possible conflict of interest?

  ANSWER: Yes, you should disclose your personal interest immediately to your superior Your personal interest in one of the companies may give the appearance of having influenced your evaluations of the companies, and your judgment could be called into question. You will be asked to excuse yourself from any activities regarding the company with which you hold a financial interest

An associate may not, without prior approval, have a substantial interest in any outside business that, to their knowledge, is involved currently in a business transaction with Prudential or is engaged in businesses similar to any business engaged in by Prudential.

A SUBSTANTIAL INTEREST INCLUDES:

o Any investment in an outside business involving an amount that exceeds the greater of 10 percent of your gross assets, or $10,000;

o Any investment involving an ownership interest greater than 2% of the outstanding equity interests.

You do not need approval for bank deposits and investments in mutual funds, partnerships and similar enterprises that are publicly owned and engaged primarily in the business of investing in securities, real estate or other investment assets.

  [CLIPART]

  ETHICAL DILEMMA: I work in the Treasurer's Department and I have a $17,000 investment in a Real Estate investment Trust ("REIT") with which Prudential is affiliated. My gross assets amount to $210,000, including my home, car and savings account. Do I have to disclose my REIT investment as a potential conflict of interest?

  ANSWER: No. Though your investment exceeds $10,000. it is not greater than 10% of your gross assets (i.e. $21,000). Therefore, no prior approval is required. In addition, since the REIT is publicly owned and is in the business of investing in real estate, your investment would not be viewed as a conflict of interest.

                                                    Prudential's Ethics Policy 9

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  [CLIPART]

  ETHICAL DILEMMA: My spouse has a substantial investment in a private office supply distributor that does business with Prudential. She has invested $30,000 in the distributor. Our gross assets amount to $500,000, including our home less encumbrances (i.e. the amount of any outstanding mortgages, liens, etc.). Do I have to disclose this investment as a potential conflict?

  Answer No. Disclosure of the investment is not required because your investment $30,000) is less than 10% of your gross assets (i.e. $50,000). However, refer to the section addressing "Relationships With Suppliers" to determine if any further steps should be taken.


An associate may not, without prior approval, borrow an amount that exceeds the greater of 10% of their gross assets, or $10,000, on an unsecured basis from any bank, financial institution, or other business that, to their knowledge, currently does business with Prudential or with which Prudential has an outstanding investment relationship.

Note: This rule does not apply to residential mortgage loans (including bridge loans in anticipation of a residential mortgage loan), margin accounts, or other adequately secured loans.

  [CLIPART]

  ETHICAL DILEMMA: I plan on borrowing $50,000 on an unsecured basis to finance my child's college education. (My gross assets amount to $250,000.) I've just learned that the bank I'm borrowing this money from is a bank that Prudential uses as a custodian for its mutual funds. Do I need approval from Prudential before proceeding with this loan?

  ANSWER: Yes. Prior approval is required because the loan exceeds 10% of your gross assets.

An associate may not, without prior approval, engage in any transaction involving the purchase of products and services from Prudential, except on the same terms and conditions as they are offered to the public.

  If there is any question whether the terms and conditions are the same as those generally offered to the public, or there is the possibility of an appearance of conflict, associates should seek approval.

  Prior approval is not required to accept special discounts or other favorable terms that are in the nature of employee benefits or items available from the "Company Store," which are generally offered to our associates.

Note: Directors and Officers of Prudential or its insurance subsidiaries may be prohibited by law from engaging in certain transactions, even though the terms and conditions are the same as those generally offered to the public. Those individuals should consult the Law Department.

  [CLIPART]

  ETHICAL DILEMMA: I am an Associate Manager in the Individual Insurance Group and I would like to participate in the special incentives offered to Prudential employees by Norwest (formerly Prudential Home Mortgage). Should I seek prior approval before participating?

  ANSWER: No, Prior approval is not required, because the incentives are offered to all eligible employees. Note that Officers cannot accept special incentives unless they are part of a relocation package.

  [CLIPART]

  ETHICAL DILEMMA: I am a Vice President in Prudential Investments, and I would like to open a brokerage account with Prudential Securities. Should I seek prior approval before accepting the special employee discount?

  ANSWER: No. Prior approval is not required because the discount is offered to all eligible employees.

Note: Margin accounts are considered to be loans. Therefore, as a Corporate Officer if you were considering opening a margin account. you would be prohibited from doing so.

Associates are prohibited from appropriating business opportunities from clients or policyholders.

Associates may have access to considerable information about investments and other types of business opportunities in the normal scope of their Prudential duties. These opportunities are for the benefit of our customers and/or policyholders. If an associate were to take advantage of the opportunity for his/her own personal gain, when the opportunity would otherwise be suitable for one of our customers, policyholders, or the Company itself, the associate would be misappropriating that opportunity.


10 Prudential's Ethics Policy

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  [CLIPART]

  ETHICAL DILEMMA: I am a portfolio manager and I have been offered the chance to purchase warrants in a company for my personal account. This investment would be suitable for one of my clients. Would it be acceptable to allocate a portion to my client and purchase a portion for my own personal account?

  ANSWER: NO. Because this investment is suitable for your client, this would be considered appropriating an investment from your client and would be considered a conflict of interest. Note: If you had determined that the investment was NOT suitable for your client and you wanted to personally invest in the company, you should seek express prior written approval from your compliance officer.

FAIR COMPETITION

A fundamental tenet of our society is that the public is best served by vigorous competitive activity. Our antitrust laws are intended to facilitate free and open competition and prohibit any activity or conduct that improperly reduces or eliminates such competition in the marketplace.

  Prudential has a longstanding policy of support for these antitrust laws and expects all associates to comply with them fully. Penalties for their violation can be severe.

  Antitrust laws are complex and are discussed in detail in the Company's publication "Antitrust Compliance Program, which may be obtained at any time from the Law Department.

  All purchases and sales must be based strictly on considerations of suitability, quality, service, price, and efficiency. We do not condone reciprocal arrangements or tie-in sales.

  No customer should be led to believe that he or she must buy a particular product or service from Prudential in order to obtain any other product or service we offer, or to induce Prudential to purchase any product or service that the customer offers.

  Offering special discounts or "packaged" products as a marketing promotion is permissible only when approved by the appropriate business group heads and the Law Department.

  Associates should avoid conversations with competitors about our future plans regarding commissions, fees, costs, interest crediting rates or other matters affecting the prices we charge for our products.

RELATIONSHIPS WITH SUPPLIERS

Associates may not take advantage of their position with Prudential to receive goods or services from a third party at rates not generally available to the public.

  A conflict of interest may arise if an associate is offered goods or services from a third party on terms not generally available to the public. This would include any gifts from vendors or suppliers with which he/she does business. Such an arrangement could create the appearance that an associate is being singled out because of his/her position with the Company. In addition, it may appear that the individual would be expected to provide something in return for the benefit he/she has received. If an associate has reason to question whether the terms and conditions of an offer are the same as those offered to the public, he/she must seek prior approval.

  We should be fair to our suppliers. It is our policy to award orders, contracts and commitments to suppliers strictly on the basis of merit without favoritism.

  The choice of our suppliers should be based on such factors as price, quality, reliability, service, technical advantage, and, in appropriate circumstances, the impact on the community, such as purchasing from local or minority vendors.

  [CLIPART]

  ETHICAL DILEMMA: An external broker offers a portfolio manager a lower commission rate on his/her personal investments. The portfolio manager has directed client business to that broker in the past. If the portfolio manager takes advantage of the offer, would this be viewed as a conflict of interest?

  ANSWER: Yes. Portfolio managers have a fiduciary responsibility to their clients and must always keep their clients' interests ahead of their own personal interests.

  [CLIPART]

  ETHICAL DILEMMA: I am a lawyer in the Property and Casualty section of the Law Department. I recently placed a bid on a house. An outside law firm that my group is doing business with has offered me a special discount on the house closing costs. Can I accept this offer?

  ANSWER: No. It is not appropriate to accept this special discount as it is not generally available to the public.


                                                   Prudential's Ethics Policy 11

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FAMILY MEMBER BUSINESS WITH PRUDENTIAL

An associate may not channel business to a family member.

  Associates should have the best interest of Prudential's clients and policyholders in mind when conducting business. Associates may not direct business to someone solely due to their relationship with the person. Channeling business for this purpose may include directing brokerage transactions, contracting with a vendor for goods and/or services, etc. It could also include offers of employment, in which instance the associate should seek guidance from his/her Human Resources area. If an associate believes that a family member can offer the best goods and/or service, he/she should provide the competitive bids to his/her supervisor, disclose in writing his/her relationship with the individual, and be excused from the decision-making process. This will remove the appearance of a conflict and will allow an independent third party to make the decision.

  [CLIPART]

  ETHICAL DILEMMA: I am an operations manager for one of Prudential's business groups, and I will have to hire an outside vendor to supply office furniture for our upcoming move. May I contract with my niece, who owns an office supply and furniture business, to supply the equipment?

  ANSWER: No. Associates generally may not channel business to family members. However, if your niece can provide the best service and price for the equipment, you should fully disclose your relationship to your supervisor and ask him/her to make a determination whether or not to use her service.

  [CLIPART]

  ETHICAL DILEMMA: I am a Director in one of the systems areas, and I will have to hire an external vendor to provide computer services during our transition to a new system. Should I seek approval before hiring the company where my husband works to provide the services?

  ANSWER: Yes, you must seek prior approval in this circumstance. Depending on your husband's position in the company, this may be an actual conflict of interest, and the request to hire this company may not be approved. However if it is determined that there is no real conflict, that your husband would not receive an unfair benefit from the decision, and that no future conflicts could be expected to arise during the project, this request may be approved.

GIFTS/ENTERTAINMENT

Associates should not accept or provide any gifts or favors that might influence the decisions they or the recipient must make in business transactions involving Prudential, or that others might reasonably believe would influence those decisions. Even a nominal gift should not be accepted if, to an observer, it might appear that the gift would influence your business decisions. As a general guideline, giving or receiving a gift having a value over $100 is considered excessive.

Generally, the acceptance of gifts and/or entertainment, or anything else of value, may violate Prudential policy or statutes if excessive in amount or frequency.

  Associates may occasionally give or accept gifts of moderate value, subject to compliance with federal and state laws and regulations that apply to the giving and receipt of gifts. Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices is also permissible. Associates should be aware that their specific business group may have adopted more strict guidelines.

  Where there is a law or policy that affects the conduct of a particular business and the acceptance of gifts of nominal value, the law or policy must be followed.

  [CLIPART]

  ETHICAL DILEMMA: My spouse and I receive an invitation to dinner and the theater from a longtime business associate. My spouse is employed by a consulting firm that my business group occasionally retains.

  ANSWER: This is a fairly common practice and is permissible unless your business group adopts a stricter rule prohibiting such entertainment.

  [CLIPART]

  ETHICAL DILEMMA: Our Gift Policy contained in the Policy and Principles Manual states that gifts having value of under $100 could be considered acceptable. In my dealings with a specific vendor, they send me, two or three times a year, gifts and/or discounts adding up to over $100 in total but on a per-occasion basis only, maybe worth $25-$30. Is this acceptable?

  ANSWER: It is not acceptable. The acceptance of gifts and/or entertainment or anything else of value may violate Prudential policy or statutes if excessive in amount or frequency.


Prudential's Ethics Policy 12

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POLITICAL CONTRIBUTIONS

Prudential does not contribute financial or other support to political parties or candidates for public office except where permitted by law and approved in advance in accordance with procedures adopted by Prudential's Board of Directors Committee on Business Ethics.

  Associates may, of course, make political contributions, but only on their own behalf. They will not be reimbursed by the Company for such contributions.

  Associates have the right to contribute to a company-sponsored Political Action Committee, but such contributions are strictly voluntary. No one may be rewarded by the Company for contributions to such a committee or penalized for electing not to participate.

  Associates are also free to seek and hold an elective or appointive public office, provided they do not do so as a representative of the Company. However, associates will be expected to conduct any campaign activities and perform any duties of the office in a manner that does not interfere with their responsibilities to Prudential.

  [CLIPART]

  ETHICAL DILEMMA: Prudential is involved in the development of an office building through a joint venture. The mayor of the local community asks our joint venture partner for an election campaign contribution from our partnership. Our partner seeks your approval for the contribution which, in this area, is permitted under state law.

  ANSWER: Such contributions cannot be made without proper authorization. The Company's policy is to grant such approvals only under extraordinary circumstances.

  [CLIPART]

  ETHICAL DILEMMA: My friend is running for mayor in my hometown, and he has asked that I act as his campaign treasurer This position may require that I make occasional phone calls during the day to various sponsors. I work a long day at Prudential, usually arriving at 8 am and leaving around 8pm. Would it be permissible if I took a half hour out of my day to make the phone calls?

  ANSWER: Yes. As long as the activity does not interfere with your Prudential responsibilities, is not performed on Company time, and you are not using any Prudential property (including telephones, office space, etc.), to perform these activities.

  [CLIPART]

  ETHICAL DILEMMA: In making a campaign contribution, I mistakenly wrote a cover note to include with my check and used my Prudential letterhead. Is this a violation?

  ANSWER: yes. Although associates are free to contribute to any political campaign of their own choosing, it must not appear in any way that they may be representing Prudential. Even the use of Prudential stationery could give this appearance.

LAWS AND REGULATIONS

It is Prudential's policy to be in strict compliance with all laws and regulations applying to our business. Because these laws and regulations may vary from state to state and country to country, and may be ambiguous and difficult to interpret, it is important that you seek advice from your business group's legal counsel. We expect good faith efforts from all Prudential associates in following the spirit and intent of the law.

  We do not permit our staff or resources to be used for any purposes that contravene the laws and regulations of any country. Nor do we permit improper payments of any sort to be made to any governmental, political, labor or business person or organization. Gifts of insubstantial value to minor government officials of foreign countries, where such gifts are customary and legal and comply with the Foreign Corrupt Practices Act, are permissible. Such gifts should not be made unless approved in advance in accordance with the procedures adopted by Prudential's Committee on Business Ethics.

All associates should be guided by the following principles

o No unrecorded funds or assets may be established or maintained.

o All accounting entries must be accurate and must properly describe each transaction,

o No payment may be made with the intention that the funds will be used for any purpose other than that described in the supporting documents.

o All agreements with customers, representatives, consultants, or others should be in writing and should include all applicable fee schedules.

If you have doubts about the propriety of a transaction or payment, discuss the matter with your management.


                                                   Prudential's Ethics Policy 13

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AVOID THE APPEARANCE OF A CONFLICT OF INTEREST

The appearance of a conflict of interest may be as damaging to the Company as an actual performance of a conflict of interest. It is important to remember that associates should disclose all potential conflicts to the appropriate party, e.g. a member of their management or the Ethics Office, and seek guidance as to whether a situation may appear to violate the guidelines set forth in this Policy. In addition, you should disclose your relationship with any family members who work at companies in similar businesses to Prudential, where an appearance of a conflict of interest could result due to the family member benefiting from your actions or advice as a Prudential associate.

  [CLIPART]

  ETHICAL DILEMMA: I work in a customer service center taking care of policyholder changes. A policyholder has requested a change on one of his policies -- changing the beneficiary to me. I've tried to persuade the policyholder that I felt it was not appropriate. But the policyholder is insisting on designating me as a beneficiary in recognition of my years of service to his policy matters. Can I accept the beneficiary designation?

  ANSWER: No. Although the policyholder has the legal right to designate anyone he chooses to be the beneficiary on a policy, there would be the appearance of a conflict of interest, and would therefore be in violation of Company policy. In this situation, contact your management and/or Business Group Ethics Officer for advice.

  [CLIPART]

  ETHICAL DILEMMA: I am an investment professional in the Realty Group, and I just learned that my broker, who has full discretion over my brokerage account, has purchased shares for my account in a company to which Prudential is about to lend money. I am working on the deal team for this transaction. Should I disclose this investment as a potential conflict of interest?

  ANSWER: Yes. Even though you did nor instruct your broker to buy this security, you are the beneficial owner of the shares, and this investment may create the appearance of a conflict.

  [CLIPART]

  ETHICAL DILEMMA: I am a portfolio manager at Prudential Investments and I just got married, My husband is a trader at Merrill Lynch, Should I disclose this as a potential conflict of interest?

  ANSWER: yes. This should be disclosed as a potential conflict of interest. In addition, neither you nor your spouse may disclose significant information about your employer's activities that might influence, or give the appearance of influencing the other's decisions or actions. Also, by disclosure, it allows management to ask for any recusal that may be necessary depending on the situation.

We value the privacy of our associates and their desire to conduct their personal lives without unnecessary interference. However, Prudential requires full and timely written disclosure of any situation that could result in a conflict of interest or the appearance of one. The Company must determine whether or not there is a conflict; this determination may not be made solely by the associate.

Failure to adhere to the standards of this Policy may lead to serious disciplinary action, up to and including termination.

MAKING THE RIGHT CHOICES

Maintaining the high standards we demand of ourselves requires more than simply issuing a statement of policy. It requires a total commitment to sound ethical principles and Prudential's values. It also requires the nurturing of a culture within the Company that is highly moral, with decisions and actions based on what is right, not simply what is expedient.

  There may be occasions when you are uncertain about what is the right thing to do. In these situations ask yourself, "Would I be comfortable with this action if it came to the attention of the media, or my associates, my friends, or members of my family?"

  If the answer to this question is "no," then it is not the right course of action for you and Prudential.

  In every business group, our management team must make its ethical standards clear; and at every level, associates must set the right example in the daily conduct of their duties.

  No policy, statement, or code of conduct can cover every conceivable circumstance. Ultimately, we are each responsible for our own actions.

  Prudential wants to be recognized as an outstanding company to work for and do business with. We are committed to our customers, to our businesses, and to carrying on the Company's tradition of excellence.


Prudential's Ethics Policy 14

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GLOSSARY

ASSOCIATE: any full- or part-time employee, onsite consultant, intern officer or Director of Prudential, its subsidiaries and/or affiliates.

BUSINESS GROUP ETHICS OFFICER: the designee who is responsible for monitoring the ethical climate of the business group, implementing the annual Conflicts of Interest process and approval procedures.

COMMITTEE ON BUSINESS ETHICS: a committee of the Prudential's Board of Directors that has the responsibility to review the Company's policies on business ethics and, when appropriate, make recommendations to the Board of Directors concerning the adoption and amendment of the Company's published statement on business ethics.

COMMUNICATIONS: internal or external correspondence that could include, but not be limited to, television and radio broadcasts, advertising, marketing materials, sales illustrations, brochures, general internal reports and memoranda.

CONFIDENTIALITY: an associate's obligation to respect privacy rights by keeping any information he/she may access during the course of his/her work confidential, and only sharing client, employee, or business related information with other Prudential units or individuals who have proper authorization and a legitimate business need to know. Fair Competition: the facilitation of free and open competition where the activity or conduct that improperly reduces or eliminates such competition in the marketplace is prohibited.

FAMILY MEMBER: any person who receives material financial support, directly or indirectly, from an associate of Prudential, including but not limited to, an associate's parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children.

GIFTS/ENTERTAINMENT: a gift or favor which may influence or appear to influence the decision an employee makes in a business transaction involving Prudential. Gifts include, but are not confined to, money, securities, loans, investment or business opportunities, goods and services, discounts, entertainment events, meals, outings, trips, travel, and favorable interest or brokerage rates.

INSIDE INFORMATION: for the purposes of this Policy, inside information means any confidential or proprietary information obtained in the course of employment.

OFFICER: a Prudential associate at or above the rank of Vice President or its equivalent (generally level 78 and above or the equivalent). Conflict of
Interest: a personal interest outside of the Company which could be placed ahead of one's obligations to Prudential, its policyholders, and/or its customers, or gives the appearance of a conflict by way of influences, interests, or relationships.


                                                   Prudential's Ethics Policy 15

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PROCEDURES FOR APPROVALS

MEMBERS OF THE BOARD OF DIRECTORS AND ASSOCIATES AT OR ABOVE THE RANK OF SENIOR VICE PRESIDENT (or its equivalent) must obtain approval from the Board of Directors' Committee on Business Ethics. Members of the Board of Directors or associates at Senior Vice President rank and above (or equivalents) should submit any request for approvals directly to the Corporate Secretary. Senior Vice Presidents and above (or equivalents) should simultaneously notify the Chief Ethics Officer.

ASSOCIATES AT FUNCTIONAL THROUGH CORPORATE VICE PRESIDENT RANK (or their equivalent) should present a written request for review of potential conflicts of interest to the Chief Ethics Officer, who will review them with the Law Department and present them to an appropriate Executive Vice President or the Chairman and CEO for approval.

OTHER MANAGEMENT ASSOCIATES should obtain written approval from their business group head at a rank of at least Senior Vice President who has overall responsibility for the business group. The Senior Vice President should seek advice from the Law Department on the individual cases before approval is granted.

ASSOCIATES BELOW MANAGEMENT rank should obtain written approval from management of at least functional vice president rank to whom they report, directly or indirectly. A member of the Human Resources, Comptroller's or Law Departments for their business group should be consulted before granting the approval.


Prudential's Ethics Policy 16

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CONTACTS FOR GUIDANCE

ETHICAL QUESTIONS/CONFLICTS OF INTEREST SITUATIONS/APPROVALS

Enterprise Ethics Office:              800-752-7024
Fax:                                   973-802-9955

PRUDENTIAL'S POLICIES AND PRINCIPLES MANUAL

Audit Administration:                  973-802-7570




                                        The Following Pages Contain Sample Forms


                                                   Prudential's Ethics Policy 17

[PRUDENTIAL LOGO]

                           ETHICAL PRACTICES/CONFLICTS OF INTEREST QUESTIONNAIRE
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1. WERE YOU DURING THE LAST YEAR, WHILE EMPLOYED WITH PRUDENTIAL, A DIRECTOR, OFFICER, EMPLOYEE, PARTNER, OR TRUSTEE OF, OR DID YOU HOLD ANY OTHER POSITION WITH ANY OTHER BUSINESS ENTERPRISE*

     *The following situations do not need to be disclosed: Any involvements with Prudential, a Prudential subsidiary, or a Prudential Mutual Fund; a non-profit organization, a family-owned business not doing business with or in competition with Prudential, or any of its subsidiaries; passive interests in partnerships engaged primarily in investment in securities, real estate, or other investment assets; outside employment for ranks below associate manager which are permitted under applicable administrative policies.

     IF YOU ANSWERED YES, PLEASE DESCRIBE THE POSITION BELOW (INCLUDE NAME AND ADDRESS OF BUSINESS, TYPE OF BUSINESS, POSITION HELD, AND APPROVAL DATE):





2. HAVE YOU ACTED ON BEHALF OF PRUDENTIAL OR ANY OF ITS SUBSIDIARIES DURING THE LAST YEAR IN CONNECTION WITH ANY TRANSACTION IN WHICH YOU HAD A PERSONAL INTEREST?*

     * Transactions involving a personal interest arising solely from participation in any plan in the nature of incentive compensation approved by your business group or Prudential's Board of Directors need not be disclosed. IF YOU ANSWERED YES, PLEASE DESCRIBE BELOW:





3. DID YOU OR ANY FAMILY MEMBER LIVING IN YOUR HOUSEHOLD HAVE ANY INVESTMENT* INVOLVING AN AMOUNT WHICH EXCEEDED GREATER THAN 10% OF YOUR GROSS ASSETS, OR $10,000 IF THAT AMOUNT IS LARGER; OR INVOLVING AN OWNERSHIP INTEREST GREATER THAN 2% OF THE OUTSTANDING EQUITY INTERESTS, IN ANY BUSINESS ENTERPRISE DURING THE LAST YEAR WHICH, TO THE BEST OF YOUR KNOWLEDGE, ENGAGED IN ANY BUSINESS TRANSACTION WITH PRUDENTIAL OR ANY OF ITS SUBSIDIARIES, OR WHICH ENGAGED IN ANY BUSINESS SIMILAR TO THE BUSINESS OF PRUDENTIAL OR ANY OF ITS SUBSIDIARIES, DURING THAT PERIOD?

     * Bank deposits and Investments in mutual funds, partnerships and similar enterprises which are privately owned and engage primarily in the business of investing in securities, real estate or other investment assets need not be disclosed. IF YOU ANSWERED YES, PLEASE DESCRIBE BELOW:





4. DID YOU OR ANY FAMILY MEMBER LIVING IN YOUR HOUSEHOLD BORROW AN AMOUNT WHICH EXCEEDED THE GREATER OF 10 PERCENT OF YOUR GROSS ASSETS, OR $10,000 IF THAT AMOUNT IS LARGER, ON AN UNSECURED BASIS* FROM ANY BANK, FINANCIAL INSTITUTION OR OTHER BUSINESS DURING THE LAST YEAR WHICH, TO THE BEST OF YOUR KNOWLEDGE, ENGAGED IN ANY BUSINESS TRANSACTION OR HAD ANY INVESTMENT RELATIONSHIP WITH PRUDENTIAL OR ANY OF ITS SUBSIDIARIES DURING THAT PERIOD?

     * Residential mortgage loans (including bridge loans in anticipation of a residential mortgage loan), margin accounts and other adequately secured loans need not be disclosed. Note: Officers and Directors of Prudential are prohibited from accepting or soliciting any loans from Prudential or its affiliates. IF YOU ANSWERED YES, PLEASE DESCRIBE BELOW:







                                                   Prudential's Ethics Policy 19

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DISCLOSURE REPORTING FORM FOR ASSOCIATE MANAGER THROUGH DIRECTOR RANKS

                               (Please print/type)

TO: _________________________________    FROM: _________________________________
(Business Group Head)                    (Business Ethics Officer)

RE: _________________________________    LEVEL: ______________
(Name/Title of Associate)

BUSINESS GROUP: ________________________________________________________________


Describe the potential conflict (including a brief description of any other business, its location, and its relationship to Prudential):
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
ATTORNEY COMPLETION (USE ADDITIONAL SPACE IF REQUIRED).

Legal considerations important in reviewing request and recommendation for approval/denial (including risks and possible benefits to Prudential):
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

Recommend: |_| Approval  |_| Denial |_|  Approval with controls (provide detail)


ATTORNEY REVIEW

SIGNATURE:__________________________________________     DATE:______________

PRINTED NAME: ______________________________________________________________


BG HEAD APPROVAL

SIGNATURE:__________________________________________     DATE:______________

PRINTED  OF BUSINESS GROUP: ________________________________________________


                                                   Prudential's Ethics Policy 23

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DISCLOSURE REPORTING FORM FOR
FUNCTIONAL VICE PRESIDENT THROUGH CORPORATE VICE PRESIDENT RANKS

                               (Please print/type)

TO: _________________________________
(Chief Ethics Officer)

FROM: _______________________________    _______________________________________
(Business Ethics Officer)                (Business Group)

RE: _________________________________    _______________________________________
(Name/Title of Associate)                (Business Group/Level)


Describe the potential conflict (including a brief description of any other business, its location, and its relationship to Prudential):
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
ATTORNEY COMPLETION (USE ADDITIONAL SPACE IF REQUIRED).

Legal considerations important in reviewing request and recommendation for approval/denial (including risks and possible benefits to Prudential):
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

Recommend: |_| Approval  |_| Denial |_|  Approval with controls (provide detail)


ATTORNEY REVIEW

SIGNATURE:__________________________________________     DATE:______________

PRINTED NAME: ______________________________________________________________


BG HEAD APPROVAL

SIGNATURE:__________________________________________     DATE:______________

PRINTED  OF BUSINESS GROUP: ________________________________________________

EVP/CEO APPROVAL

SIGNATURE:__________________________________________     DATE:______________

                                                   Prudential's Ethics Policy 25

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DISCLOSURE REPORTING FORM FOR
SENIOR VICE PRESIDENT AND EXECUTIVE VICE PRESIDENT RANKS

                               (Please print/type)

TO: Corporate Secretary

FROM: _______________________________    _______________________________________
                                         (Business Unit)

RE: _________________________________    _______________________________________
(Name/Title of Associate)                (Business Unit/Level)


STATEMENT OF FACTS GIVING RISE TO THE POTENTIAL CONFLICT:
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
Reasons (if any) why action may pose potential conflict an considerations important in reviewing request (e.g., amount of time required, compensation, relationships with Prudential):
--------------------------------------------------------------------------------





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ATTORNEY REVIEW

SIGNATURE:__________________________________________     DATE:______________

PRINTED NAME: ______________________________________________________________


SUBMIT THIS REQUEST TO THE CORPORATE SECRETARY (WITH A COPY TO THE CHIEF ETHICS OFFICER) FOR PRESENTATION TO THE COMMITTEE ON BUSINESS ETHICS.

DATE PRESENTED TO COMMITTEE:____________________     ACTION:______________

                                                   Prudential's Ethics Policy 27

                  Please retain copy for your personal records